EXHIBIT 32.1


           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                         RULE 13a-14(b) OR 15d-14(b) AND
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the annual report of Hawksdale Financial Visions, Inc. (the "Company") on Form 10-KSB for year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christina Escobedo, President and Chief Executive Officer and Director of the Company, certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and
Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: August 26, 2004                    By:  /s/ CHRISTINA ESCOBEDO
                                          _____________________________________
                                          Christina Escobedo
                                          President and Chief Executive Officer
                                          and Director